UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

SAVICORP

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 South Birch Street, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 611-7284

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 19, 2013, SaviCorp Serge Monros, Founder, Chief Executive Officer/Chief Technology Officer and Victor Chu, President, SaviCorp, announced that Ed Martinez has been named Director of Information Technology, reporting directly to Mr. Chu.

"Ed brings his depth and experience within information technology innovations, and we look forward to the many contributions that he will make toward building world-class systems and infrastructures supporting our operations and internet strategy," said Chu.

"I am very pleased to join SaviCorp, and look forward to being a part of this dynamic management team," commented Mr. Martinez. "My focus will be to ensure that our technical capabilities are maximized to provide the top-level efficiencies and interfaces from within current market trends in technology."

After 20 years as an Army soldier, aviation crew chief and pilot, Ed Martinez previously worked as IT Director for Gateway Educational Products (makers of Hooked on Phonics), Chief Information Officer for Micro Optics Design Corporation, and as an IT executive for Donner Corp, an investment banking firm. As President of his consulting firm, his most noted clients include Miramax Films, KJam Media, Legit & Platt and MicroMedia Filtration.

Mr. Martinez’s contract, just executed, is now ready for inclusion in this report and follows as an attachment hereto (Exhibit 99.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 5, 2013	SaviCorp

By: /s/ Serge Monros
Serge Monros
Chairman, CEO

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